UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2007

KIMBALL HILL, INC.
(Exact name of registrant as specified in its charter)

Illinois	333-133278	36-2177380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5999 New Wilke Road, Suite 504

Rolling Meadows, Illinois 60008

(Address of principal executive offices, including zip code)

(847) 364-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note: The Form 8-K originally filed by Kimball Hill, Inc. (“Kimball Hill”) with the Securities and Exchange Commission on September 24, 2007 is hereby supplemented by this Amendment No. 1 to Current Report on Form 8-K/A.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2007, Kimball Hill filed a Current Report on Form 8-K under Item 5.02 to report that Eugene K. Rowehl, Senior Vice President and Chief Financial Officer, was leaving Kimball Hill effective October 19, 2007. As required by Item 5.02 of Form 8-K, the Company stated in the Form 8-K that the material terms of compensation arrangements for Mr. Rowehl were unavailable and would be reported when finalized, as permitted by Instruction 2 to Item 5.02. These arrangements were finalized and became effective on November 12, 2007. This Form 8-K/A is being filed to provide the required additional information.

We entered into a separation agreement with Mr. Rowehl pursuant to which he resigned from Kimball Hill effective as of October 19, 2007. Pursuant to the agreement, we agreed pay Mr. Rowehl a lump-sum separation payment of $550,000 plus any accrued and unpaid vacation days, and a bonus for Kimball Hill’s 2007 fiscal year in the amount of $165,000. In addition, Mr. Rowehl agreed to sell to us at fair market value his 55,000 shares of Kimball Hill common stock for $2,706,000. The separation agreement contains other customary provisions, such as continuing health benefits, outplacement assistance, nondisclosure of Kimball Hill’s confidential information and a 12 month non-solicitation covenant.

The above description of the separation agreement is qualified in its entirety by reference to the copy of such agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document

10.1	Confidential Separation Agreement by and between Kimball Hill, Inc. and Eugene K. Rowehl.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL HILL, INC.

Date: November 16, 2007	/s/ Edward J. Madell
By: Edward J. Madell
Its: Vice President and Chief Financial Officer